EXHIBIT 99(a)(1)(iii)

                              FIRSTBANK CORPORATION

                          Notice of Guaranteed Delivery
                                       for
                        Tender of Shares of Common Stock

      This notice of guaranteed delivery, or one substantially in the form hereof, must be used to accept the tender offer by Firstbank Corporation and if

      o certificates evidencing shares of common stock, no par value per share, of Firstbank Corporation are not immediately available or cannot be delivered to the depositary before the expiration date, or

      o time will not permit all required documents, including a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), and any other required documents, to reach the depositary prior to the expiration date (as defined in the offer to purchase).

      This notice of guaranteed delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the offer is:

                         REGISTRAR AND TRANSFER COMPANY

       By hand delivery, overnight delivery, express or first class mail:

                                10 Commerce Drive
                           Cranford, New Jersey 07016
                      Attention: Reorganization Department

                                 For Assistance:
                  Between 8:00 a.m. and 5:00 p.m. Eastern Time
                                  800-368-5948

                                For Confirmation:
     Facsimile Transmission: (212) 587-3006 (for Eligible Institutions ONLY)

      For this notice to be validly delivered, it must be received by the depositary at the above address before the offer expires. Delivery of this notice to another address will not constitute a valid delivery. Deliveries to Firstbank Corporation, Howe Barnes Investments, Inc., the Dealer Manager/Information Agent, or the book entry transfer facility will not be forwarded to the depositary and will not constitute a valid delivery.

      This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the offer to purchase) under the instructions to the letter of transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

                          NOTICE OF GUARANTEED DELIVERY

      By signing this notice of guaranteed delivery, you tender to Firstbank Corporation at the price per share indicated in this notice of guaranteed delivery, upon the terms and subject to the conditions described in the offer to purchase and the related letter of transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in section 3 of the Offer to Purchase.

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                        Number of shares to be tendered:

                     ________________________________ shares

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                        PRICE AT WHICH YOU ARE TENDERING
                (See Instruction 7 to the Letter of Transmittal)

You are tendering your shares at a price of $30.00.

                                    ODD LOTS
                (See Instruction 11 to the Letter of Transmittal)

      Complete this section only if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of 100 shares or fewer and are tendering all of your shares.

You either (check one box):

|_| are the beneficial or record owner of an aggregate of 100 shares or fewer, all of which are being tendered; or

|_| are a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of 100 shares or fewer and is tendering all of the shares.

                               CONDITIONAL TENDER
                         (See the Letter of Transmittal)

      You may condition your tender of shares on Firstbank Corporation purchasing a specified minimum number of your tendered shares, all as described in section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by Firstbank Corporation in the offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

|_| The minimum number of shares that must be purchased, if any are purchased, is: ___________________ shares.

      If because of proration, the minimum number of shares that you designated above will not be purchased, Firstbank Corporation may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

|_|   The tendered shares represent all shares held by me.

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Signatures:_____________________________________________________________________

Name(s) of Record Holder(s):____________________________________________________
                                           (Please Type or Print)

Certificate Nos:________________________________________________________________

Address:________________________________________________________________________
                                                            (Zip Code)

Daytime Area Code and Telephone No.:____________________________________________

Date:________________________, 2004

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

                              GUARANTEE OF DELIVERY
                   (Not to be used for a signature guarantee)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the depositary of the shares tendered, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), and any other required documents, all within three (3) Nasdaq trading days after the date of receipt by the depositary of this notice of guaranteed delivery.

      The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates representing shares to the depositary within the time period set forth in the offer to purchase. Failure to do so could result in a financial loss to the eligible institution.

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Name of Firm:___________________________________________________________________

Address:________________________________________________________________________

Area Code and Telephone Number:_________________________________________________

Authorized Signature Name:______________________________________________________

Please Print Name:______________________________________________________________

Title:__________________________________________________________________________

Dated:  _______________________________, 2004

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              NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
     CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.